Exhibit 10.53

RELATED PARTY NETTING AGREEMENT

THIS RELATED PARTY NETTING AGREEMENT (the “Agreement”) is made and entered into on March___, 2026 and effective as of December 15, 2025 (the “Effective Date”), by and between Lazarus Energy, LLC, a Delaware limited liability company (“LE”), and Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), (together the “Parties” and each a “Party”).

RECITALS

WHEREAS, in October 2024, LEH entered into a letter of intent with a third party for the purchase of refinery processing equipment subject to completion of due diligence and agreement of final terms and conditions;

WHEREAS, the third party began storing the refinery processing equipment at the Nixon facility in November 2024 under a ground lease with Nixon Product Storage, LLC, a Delaware limited liability company (“NPS”);

WHEREAS, LEH required the services of vendors and contractors to perform due diligence investigations for the contemplated purchase of the refinery processing equipment, and LE had established relationships and/or accounts in place with such vendors and contractors associated with the Nixon facility to carry out such work;

WHEREAS, as of September 30, 2025, LE capitalized $323,812 as construction in progress associated with the refinery processing equipment; and

WHEREAS, as of December 15, 2025, LE capitalized an additional $1,754,086 as construction in progress associated with the refinery processing equipment, which management noted was a significant increase compared to the end of the previous quarter.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

1.    In-Kind Credit Offset. LEH shall provide LE with an in-kind credit offset associated with the refinery processing equipment. The in-kind credit to LE by LEH shall be $2,077,898 to offset the capitalized amounts as construction in progress as of September 30, 2025 and December 31, 2025 (the “Sole Offset”).

2.    Term. This Agreement shall govern only one transaction, which is the Sole Offset.

3.    Netting. To effectuate the Sole Offset, LEH shall provide LE with an in-kind credit of $2,077,898 as of December 15, 2025 under the Second Amended and Restated Affiliate Revolving Credit Agreement dated as of June 1, 2025.

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IN WITNESS WHEREOF, LE and LEH have each caused this Agreement to be executed on the date first written above.

LAZARUS ENERGY, LLC	LAZARUS ENERGY HOLDINGS, LLC

Jonathan P. Carroll President	Jonathan P. Carroll Managing Member